Exhibit (c)(3)

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Presentation to Board of Directors of West Corporation

Goldman, Sachs & Co.

30-May-2006

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Table of Contents

I. Overview of West Corporation

II. Valuation Analysis

Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

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I. Overview of West Corporation

Overview of West Corporation 1

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$55.0

$50.0

$45.0

$40.0

$35.0

$30.0

$25.0

$20.0

$15.0

$10.0

$5.0

West Annotated Stock Price History

Since IPO on November 26, 1996

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06-Feb-2006

Announces acquisition of

Raindance for $110 mm

07-Oct-2005

Pricing of 5 mm shares in the

secondary market by Gary and

Mary West at $35.00 per share

09-May-2005

Announces acquisition of Sprint

conferencing

17-Nov-2004

Announces acquisition of ECI

Conference Call Services

17-Dec-2001

Announces acquisition of

Tel Mark Sales

23-Jul-2002

Announces acquisition of

Attention

23-Jul-2004

Announces acquisition of Worldwide Asset

Management

27-Mar-2003

Announces acquisition of InterCall

30-Jan-2006

Announces

acquisition of

Intrado for $465

mm

8,000

7,000

6,000

5,000

4,000

3,000

2,000

1,000

0

Closing Price Market

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Daily from 26-Nov-1996 to 26-May-2006

West

Volume

Volume (000)

Source: Factset and press releases

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Nov-1996

Nov-1997

Nov-1998

Nov-1999

Nov-2000

Nov-2001

Nov-2002

Nov-2003

Nov-2004

Nov-2005

2

Overview of West Corporation

West

Historical Reported Financials

($ in millions, except per share data)

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Revenue

2001A

2002A

2003A

2004A

2005A

5.2%

23.2%

24.2%

20.4%

$780.2

$820.7

$988.3

$1,217.4

$1,523.9

Revenue Growth

EBITDA

2001A

2002A

2003A

2004A

2005A

$171.2

$168.3

$230.3

$289.0

$377.6

20.5%

23.3%

21.9%

23.7%

24.8%

2001A

2002A

2003A

2004A

2005A

EBITDA Margin

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EBIT

$120.8

$106.5

$143.1

$187.9

$266.7

17.5%

14.5%

13.0%

15.4%

15.5%

2001A

2002A

2003A

2004A

2005A

EBIT Margin

EPS (Diluted)

$1.11

$1.01

$1.28

$1.63

$2.11

29.4%

(9.0)%

27.3%

26.7%

2001A

2002A

2003A

2004A

2005A

EPS GROWTH

Source: Management and public filings

Overview of West Corporation 3

West

Pro Forma Projected Financials 1

($ in millions)

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Revenue

$1,791.4

$1,884.1

$2,093.6

$2,288.5

$2,488.0

$2,712.1

5.2%

11.1%

9.3%

8.7%

9.0%

2005A

2006E

2007E

2008E

2009E

2010E

Revenue	Growth

EBITDA

$485.5

$493.9

$540.6

$591.6

$651.1

$716.9

26.4%

26.2%

25.9%

27.1%

25.8%

26.2%

2005A

2006E

2007E

2008E

2009E

2010E

EBITDA Margin

EBIT

$337.6

$329.3

$381.8

$439.0

$493.7

$563.8

17.5%

18.2%

19.2%

19.9%

20.8%

18.8%

2005A

2006E

2007E

2008E

2009E

2010E

EBIT Margin

EPS (Diluted)

$2.11

$2.43

$2.80

$3.42

$3.97

$4.58

15.2%

15.2%

22.1%

16.1%

15.4%

2005A

2006E

2007E

2008E

2009E

2010E

EPS Growth

All financials are pro forma for acquisition of Sprint, Intrado and Raindance as if they had occurred 1-Jan-2005, except for 2005 EPS (Diluted), which is reported EPS.

1

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4

Overview of West Corporation

West Analyst Expectations

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2002

2001

2004

2003

2006

2005

$0.00

$0.50

$1.00

$1.50

$2.00

$2.50

$3.00

$0.00

May-2001 Jun-2002 Jul-2003 Aug-2004 Sep-2005

$50.00

$10.00

$15.00

$20.00

$25.00

$30.00

$35.00

$40.00

$45.00

$1.15

2001A2002A

$1.01

2003A

$1.28

2004A

$1.63

2005A

$2.11

2005A

2006E

$2.30

$2.65

2007E

Closing Price 2007

FactSet Source:

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5

Overview of West Corporation

EPS Estimate Closing Stock price

Monthly from 26-May-2001 to 26-May-2006

Analyst Estimates

($ in millions, except per share data)

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EPS Estimates

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Brokers’ Ratings

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High Median Low	$ $ $	2.8 2.6 2.4

$2.40
$2.30

$2.23

FY 2006	FY 2007

Brokers’ Ratings

Hold 42%

Strong Buy 25%

Buy 33%

Broker	Price Target	Date of Estimate	Rating	EPS Estimates
				2006 2007
Bank of America	$50.00	20-Apr-2006	Hold	$2.35	$2.70
Boenning & Scattergood	$55.00	24-Apr-2006	Buy	$2.28	$2.63
CIBC	NA	24-Apr-2006	Hold	2.35	2.65
CL King	NA	4-Feb-2006	Hold	2.25	2.45
Credit Suisse	$61.00	24-Apr-2006	Buy	2.29	2.83
First Analysis	$56.00	10-Apr-2006	Strong Buy	2.26	2.62
Goldman Sachs	NA	20-Apr-2006	Buy	2.31	2.75
JMP Securities	$53.00	8-May-2006	Buy	2.40	2.75
Robert W. Baird	$56.00	24-Apr-2006	Strong Buy	2.30	2.64
Susquehanna Financial Group	NA	25-May-2006	Hold	2.30	2.66
Sun Trust	$53.00	20-Apr-2006	Strong Buy	2.28	2.64
William Blair	NA	24-Apr-2006	Hold	2.23	NA

Note: EPS estimates and brokers’ ratings as per IBES. Brokers’ ratings based on 12 analysts.

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6

Overview of West Corporation

West Shares Traded at Various Prices

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6	Months

	10,000									Weighted Average Price:		$42.96
										Total Shares Traded as Percent
	8,000
										of Shares Outstanding:		33.02%
Volume(000)
	6,000
	4,000
	2,000
	0
		$38.00-$	39.99	$40.00-$	41.99	$42.00-$	43.99	$44.00-$	45.99	$46.00-$	47.99	$48.00-$	50.00
						Daily From 26-Nov-2005 to 26- May-2006

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12,000

Weighted Average Price: $40.97 10,000

Total Shares Traded as Percent of Shares Outstanding: 60.47%

8,000

Volume(000)

6,000

4,000

2,000 0

$35.00 - $36.99

$37.00 - $38.99

$39.00 - $40.99

$41.00 - $42.99

$43.00 - $44.99

$45.00 - $46.99

$47.00 - $48.99

$49.00 - $51.00

Daily From 26-Nov-2005 to 26-May-2006

% of Total Shares Traded

13.5%

23.7%

33.8% 12 Months

9.6%

13.3%

6.1%

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Daily From 26-May-2005 to 26-May-2006

11.8%

Source: FactSet

% of Total Shares Traded

16.7%

26.6%

21.9%

10.0%

7.6%

4.6%

0.8%

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7

Overview of West Corporation

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II. Valuation Analysis

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8

Valuation Analysis

Summary of Historical and Projected Financials

($ in millions per share data)

	Reported Historical				Pro Forma Projected				CAGR
	2003	2004	2005	2006	2007	2008	2009	2010	‘03-’05	‘06-’10
Revenue	$988	$1,217	$1,524	$1,884	$2,094	$2,289	$2,488	$2,712	24.2%	9.5%
EBITDA	230	289	378	494	541	592	651	717	28.2%	9.8%
EBIT	143	188	267	329	382	439	494	564	36.6%	14.4%
Net Income (After Min. Int.)	88	113	150	176	205	250	290	335	30.6%	17.5%
EPS	$1.28	$1.63	$2.11	$2.43	$2.80	$3.42	$3.97	$4.58	28.4%	17.2%
IBES Estimated EPS				2.30	2.65
Revenue Growth	NA	23.2%	25.2%		11.1%	9.3%	8.7%	9.0%
EBIT Margin	14.5%	15.4%	17.5%	17.5%	18.2%	19.2%	19.9%	20.8%
Net Income Growth	NA	28.4%	32.7%		16.5%	22.0%	16.0%	15.5%
EPS Growth	NA	27.3%	29.4%		15.2%	22.1%	16.1%	15.4%

Source: Note: Pro forma projected are fully synergized and are from management Reported Historical financials from management and SEC filings. 2006 pro forma projected includes full year impact of acquisition of Intrado and Raindance.

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Valuation Analysis

West Stock Price Chart

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$50.00 $47.50 $45.00 $42.50 $40.00 $37.50 $35.00 $32.50 $30.00 $27.50 $25.00

Nov-2004	Jan-2005 May-2005 Aug-2005 Oct-2005 Jan-2006 May-2006

2,000 1,800 1,600 1,400 1,200 1,000 800 600 400 200 0

Daily from 1-Nov-2004 to 26-May-2006

Volume	(000) West

Closing Market Price (USD)

Volume (000)

Source: FactSet

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Valuation Analysis

Stock Price versus S&P500 and BPO Index

180% 170% 160% 150% 140% 130% 120% 110% 100% 90% 80%

Nov-2004 Dec-2004 Feb-2005 Apr-2005 Jun-2005 Aug-2005 Oct-2005 Nov-2005 Jan-2006 Mar-2006 Apr-2006

Daily from 1-Nov-2004 to 26-May-2006

West	BPO Index S&P 500 Index

Source: FactSet. BPO Index includes: Acxiom, Advo, Affiliated Computer Services, Alliance Data, Bearingpoint, Bisys, Ceridian, Choicepoint, DST, Fiserv, Harte Hanks, Perot Systems and Reynolds & Reynolds.

Valuation Analysis

Historical P/E Multiple vs. Small / Mid Cap Business Process Outsourcing Companies

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Average P/E Multiples 6 Month 12 Month 18 Month
West	20.1 x	19.8 x	19.8 x
S&P 500	16.8	16.7	17.0
BPO Index	20.2	20.6	20.8

26x

23x

20x

17x

14x

Price to FY1 EPS Estimates

Nov-2004 Jan-2005 Mar-2005 Jun-2005 Aug 2005 Oct-2005 Jan-2006 Mar-2006 May 2006

20.0x

18.4x

15.4x

Daily from 1-Nov-2004 to 26-May-2006

BPO Index West

S&P 500

FactSet. Source: Acxiom, Advo, Affiliated Computer Services, Alliance Data, Bearingpoint, Bisys, Ceridian, Choicepoint, DST, Fiserv, Harte Hanks, Perot Systems and Reynolds & BPO Index includes: Reynolds.

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Valuation Analysis

Analysis at Various Prices

($ in millions, except per share data)

Stock price as of 26 May 2006	$42.14
Multiple of LTM PF Adjusted EBITDA			8.1 x	9.0 x	9.0 x	9.1 x	9.1 x	9.2 x
Premium to Market Price			0.0%	13.9%	14.5%	15.1%	15.7%	16.3%
Price Per Share ($)			$42.14	$48.00	$48.25	$48.50	$48.75	$49.00
Equity Consideration - Diluted ($) (1)(2)			$3,060	$3,500	$3,519	$3,537	$3,556	$3,575
Enterprise Value (3)			3,790	4,229	4,248	4,267	4,285	4,304
Enterprise Value / Sales (4)	LTM PF	$1,831	2.1 x	2.3 x	2.3 x	2.3 x	2.3 x	2.4 x
	FY 2006E PF1.884		2.0	2.2	2.3	2.3	2.3	2.3
Enterprise Value / Adjusted EBITDA (4)	LTM PF	$470	8.1 x	9.0 x	9.0 x	9.1 x	9.1 x	9.2 x
	FY 2006E PF	481	7.9	8.8	8.8	8.9	8.9	9.0
Enterprise Value / EBIT (4)	LTM PF	$337	11.2 x	12.5 x	12.6 x	12.7 x	12.7 x	12.8 x
	FY 2006E PF	329	11.5	12.8	12.9	13.0	13.0	13.1
Purchase Price Per Share / EPS (5)	FY 2005A	$2.11	20.0 x	22.7 x	22.9 x	23.0 x	23.1 x	23.2 x
	FY 2006E PF (Mgmt.)	2.43	17.4	19.8	19.9	20.0	20.1	20.2
	FY 2006E (IBES)	2.30	18.4	20.9	21.0	21.1	21.2	21.4

Note: All pro forma financial figures are fully synergized. LTM figures are as of March 31, 2006.

(1)	Assumes 71.1 million basic shares outstanding.

(2) Assumes exercise of 6.1 million options outstanding with a weighted average strike price of $24.93. Assumes 100.0% of options outstanding are tax-deductible. Assumes 37.0% tax rate. (3) Assumes net debt of $729.3 million as per Management.

(4)	Estimates as per Management dated May 2006. Adjusted EBITDA equals EBITDA—minority interest.
(5)	FY 2006E IBES estimate as of 26 May 2006. FY 2005A EPS not pro forma for acquisitions of Intrado and Raindance.

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Valuation Analysis

West 2006E P/E vs. Small / Mid-Cap Business Process Outsourcing Companies

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26.1x

23.9x

23.4x

23.3x

21.3x

20.0x

19.9x

19.2x

19.4x	Median = 19.9x

18.4x

17.3x

17.3x

16.0x

15.2x

Bearing-Point Ceridian Choice-Point Acxiom Bisys DST Alliance Data Advo Harte Hanks West Fiserv Convergys Perot Stystems ACS

Note: All multiples based on IBES median EPS estimates. No IBES 2006E EPS estimates are available for Reynolds & Reynolds, so the company is omitted. Median excludes West.

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Valuation Analysis

West 2006E P/E Multiple vs. Business Segment Comparables ($ in millions)

Market Cap

$3,102

$1,489

$847

$344

$2,669

$547

$626

$789

$668

$514

$211

17.3x 17.3x

23.4x

18.4x

18.2x

14.6x

12.7x

12.4x

12.1x

10.4x

Communications Services (41% of West’s Operating Income)

Conferencing (44% of West’s Operating Income)

Accounts Receivables Management (15% of West’s Operating Income)

Source: IBES, Factset Note: All multiples based on IBES median EPS estimates. Percentages of West’s operating income based on management’s pro forma FY 2006 estimates excluding corporate costs. NCO Group market cap and multiple based on undisturbed price: closing stock price the day prior to acquisition proposal ($19.36 on May 12, 2006).

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Valuation Analysis

West 2006E EBITDA Multiple vs. Business Segment Comparables ($ in millions)

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Market Cap

$3,102

$1,489

$847

$344

$2,669

$547

$668

$789

$211

$626

Communications Services (45% of West’s EBITDA)

Conferencing (43% of West’s EBITDA)

Accounts Receivables Management (13% of West’s EBITDA)

Communications	Services
(45%	of West’s EBITDA) (

Conferencing

43% of West’s EBITDA)

Accounts Receivables Management

(13% of West’s EBITDA)

Source: Note:West enterprise value does not include minority interest. All other EBITDA figures based on IBES projections. No 2006 IBES EBITDA estimate IBES, Factset, Public Filings Percentages of West’s EBITDA based on management’s pro forma FY 2006 estimates excluding corporate costs. Total percentage may not add up to 100% due to rounding. NCO Group market cap and multiple based on undisturbed price: closing stock price the day prior to acquisition proposal ($19.36 on May 12). West multiple based on 2006E fully synergized pro forma EBITDA (per management) less minority interest (per management). available for ASTA. Therefore, the company is excluded.

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Valuation Analysis

Comparable Transactions

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Trans.
Ann.						Value		LTM EV Multiples
Date		Acquirer	Target (Seller)		(US$	m	)	Sales	EBITDA
General BPO
13-Feb-06	Deutsche Post (1)		Williams Lea			$440		0.8x	10.0x
31-Mar-05	Northgate Information Solutions PLC (2)		Sx3 (Viridian Group PLC)					1.2x	NA
28-Mar-05	Silver Lake, Bain Capital, The Blackstone Group, Goldman Sachs Capital Partners, KKR,		SunGard Data Systems					3.2x	10.8x
Providence and TPG
24-Mar-04	Convergys Corp		DigitalThink Inc					2.8x	NA
22-Aug-00	Teletech		Newgen Results Corporation					2.4x	15.8x
18-Apr-05	RR Donnelley		Astron (PPM Ventures)					1.8x	NA
16-Mar-05	Affiliated Computer Services		Mellon Fin’l HR unit (Mellon)			445		0.7x	NA
8-Nov-04	Williams Lea		Bowne Business Solutions					0.7x	10.3x
16-Dec-04	Serco Group		ITNET					1.2x	9.6x
18-May-04	Marsh & McLennan		Kroll					3.5x	16.4x
1-Mar-04	3i		Williams Lea			37		NA	NA
2-Dec-02	General Atlantic		Liberata (Deloitte partners)					1.7x	13.0x
4-Apr-02	Warburg Pincus		WNS (British Airways)			NA		NA	NA
11-May-00	Permira (65%), Mgmt		Hogg Robinson					0.1x	6.4x
General BPO Median						355		1.5x	10.6x
Communication Services
30-Jan-06	West Corp		Intrado					3.2x	13.1x
21-Sep-05	GTCR Golder Rauner		Sorenson Communications			NA		NA	NA
12-May-05	ABRY		Language Line					NA	NA
18-Nov-03	NCO Group Inc		RMH Teleservices Inc					0.4x	7.2x
5-Sep-00	Teletech		Contact Center Holding					1.8x	NA
Communication Services Median						286		1.8x	10.2x
Conferencing
6-Feb-06	West Corp		Raindance Communications Inc					1.5x	9.4x
9-May-05	West Corp		Sprint Corp-Fon Conferencing					1.5x	4.5x
27-Mar-03	West Corp		Intercall					2.0x	6.0x
Conferencing Median						207		1.5x	6.0x
Accounts Receivables Management
16-May-06	Michael J. Barrist / One Equity Partners		NCO Group					1.2x	8.8x
23-Jul-04	West Corp		Worldwide Asset Management LLC					1.6x	7.0x
22-Dec-03	Affiliated Computer Services		Patient Accounting Service Center					1.5x	N.A.
24-Jul-02	West Corp (3)		Attention LLC			90		3.3x	6.0x
Accounts Receivables Management Median						141		1.6x	7.0x
Median of All Transactions						270		1.6x	9.5x
(1)	No financial details of Williams Lea available, sales and EBITDA are press speculation.
(2)	Includes earn out benefits of $50mm.
(3)	Includes earn out benefits of $50mm.

(4) West Weighted Median is weighted median of Communication Services Median, Conferencing Median and Accounts Receivables Management Median, weighted based on West’s segment distribution of FY

2006E EBITDA, per management.

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Valuation Analysis

Discounted Cash Flow Analysis

($ in millions, except per share data)

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			Base Case
		Implied Equity Value			Implied Share Price
		2010 Perpetuity		Growth Rate	2010 Perpetuity		Growth Rate
		2.0%	3.0%	4.0%	2.0%	3.0%	4.0%
	9.0%	$3,689	$4,276	$5,098	$49.78	$57.39	$68.04
	10.0%	3,136	3,562	4,131	42.61	48.14	55.50
Discount Rate
	11.0%	2,706	3,027	3,441	37.04	41.20	46.56
	12.0%	2,363	2,612	2,923	32.59	35.82	39.85

	Revenue Growth / EBIT Margin Sensitivity
		Implied Equity Value			Implied Share Price
		Revenue Growth			Revenue Growth
		(1.0)%	0.0%	1.0%	(1.0)%	0.0%	1.0%
	(3.0)%	$2,762	$2,902	$3,046	$37.77	$39.58	$41.44
	(2.0)%	2,974	3,122	3,275	40.51	42.43	44.42
EBIT Margin	(1.0)%	3,185	3,342	3,505	43.24	45.28	47.39
	0.0%	3,396	3,562	3,734	45.98	48.14	50.36
	1.0%	3,607	3,783	3,964	48.72	50.99	53.34

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Note: Sensitivities based on 10.0% discount rate and 3.0% perpetuity growth rate. Analysis based on management projections. 2006 EBIT margin projected at 17.5% and 2010 EBIT margin projected at 20.8%.

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Valuation Analysis

Leveraged Buyout Analysis

Initial Leverage Based on Pro Forma LTM Adjusted EBITDA of $470 mm

($ in millions, except per share data)

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	Sources of Funds						Uses of Funds
		Amount			% of	x LTM PF			Amount
	($	mm	)	Rate	Total	Adj. EBITDA		($	mm	)
Cash		$18		2.5%	0.4%		Equity Purchased		$3,313
Bank Debt		2,124		7.5%	49.9%	4.5 x	Existing Short-Term Debt Retired		43
Unsecured Debt		1,100		9.5%	25.9%	2.3	Existing Long-Term Debt Retired		705
Sponsor Equity		762			17.9%	1.6	Transaction Fees		155
Roll Over Equity		250			5.9%	0.5	Minimum Cash		40
Total Sources		$4,255			100.0%	9.0 x	Total Uses		$4,255

Return to Equity Sponsor in 2010

	Price	Adj. EBITDA	7.0 x	8.0 x	9.0 x	10.0 x
	$45.50	9.0 x	15.9%	22.1%	27.3%	31.8%
	46.00	9.1	15.1%	21.3%	26.5%	30.9%
	46.50	9.2	14.3%	20.5%	25.6%	30.0%
	47.00	9.3	13.6%	19.7%	24.8%	29.2%
Purchase Price
	47.50	9.3	12.9%	19.0%	24.0%	28.4%
	48.00	9.4	12.2%	18.3%	23.3%	27.6%
	48.50	9.5	11.6%	17.6%	22.6%	26.8%
	49.00	9.6	10.9%	16.9%	21.9%	26.1%

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Note: Analysis based on management forecasts. Analysis assumes that all free cash flow is used to pay down debt. All financials are pro forma for Intrado and Raindance acquisitions. Assumes tax rate of 37.0%. Assumes 7.5% hypothetical equity to management at exit. LTM PF Adjusted EBITDA equals LTM PF EBITDA—minority interest. LTM PF Adjusted EBITDA multiples take into consideration transaction fees and minimum cash. LTM PF Adjusted EBITDA as of 31-Mar-2006.

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Valuation Analysis

Leveraged Buyout Analysis

Margin Sensitivity Analysis Based on $45.50 Offer Price

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			Adj. EBITDA Exit Multiple
	15.9%	7.0 x	8.0 x	9.0 x	10.0 x
	(3.0)%	6.3%	13.8%	19.7%	24.7%
	(2.0)%	9.9%	16.9%	22.5%	27.2%
EBIT	(1.0)%	13.0%	19.6%	25.0%	29.6%
Margin Increase / (Decrease)	0.0%	15.9%	22.1%	27.3%	31.8%
	1.0%	18.5%	24.5%	29.5%	33.8%

Note: Adjusted EBITDA equals EBITDA—minority interest.

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Valuation Analysis